EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Case Financial, Inc. (the "Company") on Form 10-KSB for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Michael Schaffer, Chief Executive Officer of the Company, and Lawrence Schaffer, Chief Financial Officer of the Company, respectively certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company



                             /s/ Michael Schaffer
                             -------------------------------
                             Michael Schaffer
                             Chief Executive Officer
                             January 11, 2008



                             /s/ Lawrence Schaffer
                             -------------------------------
                             Lawrence Schaffer
                             Chief Financial Officer
                             January 11, 2008